UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2013

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e) Material Compensatory Arrangements for Principal Officers
On February 8, 2013, the Compensation Committee of the Board of Directors of Rudolph Technologies, Inc. approved a fourth amendment ("Amendment") to the Management Agreement dated July 24, 2000, as amended August 20, 2009, May 19, 2010 and September 27, 2011 (the "Agreement") for Paul

F. McLaughlin, Chairman and Chief Executive Officer. The Amendment was entered into as an incentive for Mr. McLaughlin to sustain his employment with the Company through at least December 31, 2015 and accordingly aligns the existing provisions of the Agreement regarding severance, retention incentive and change of control with this extended date.  The Amendment further provides for the grant of a restricted stock unit award and a retirement cash bonus as a retention incentive.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Rudolph Technologies, Inc.

Date: February 13, 2013	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer